Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-1-Registration) and the related prospectus of Alpha Tau Medical Ltd. And to the incorporation by reference therein of our report dated March 28, 2022, with respect to the consolidated financial statements of Alpha Tau Medical Ltd. Included in its Annual  Report  (Form  20-F)  for  the  year  ended December 31, 2021, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 14, 2022	A Member of Ernst & Young Global